Exhibit 99.1

Silexion Therapeutics Completes Key Preclinical Studies Exploring
SIL204’s Potential Impact on Colorectal and Lung Cancer
Silexion’s new groundbreaking study explores the potential impact of its next generation RNAI therapeutic candidate beyond pancreatic cancer aiming to address critical unmet needs in additional
KRAS-driven tumor types with treatment markets estimated at over $30 Billion Dollars a year

GRAND CAYMAN, Cayman Islands, May 21, 2025 -- Silexion Therapeutics Corp (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotech company developing RNA interference (RNAi) therapies for KRAS-driven cancers, today announced the completion of a comprehensive preclinical study assessing SIL204's therapeutic potential across multiple cancer types beyond pancreatic cancer. The Company is currently finalizing its analysis of the data and expects to announce comprehensive results within the next few days.

The now-completed studies evaluated SIL204, the Company's next-generation RNAi therapeutic candidate, in multiple cancer cell lines harboring KRAS mutations: GP2D (colorectal cancer), A427 (lung cancer), and Panc-1 (pancreatic cancer). These cancer types were strategically selected based on their high prevalence of KRAS mutations and significant unmet medical needs.

"Completing this expanded preclinical evaluation represents an important milestone in our SIL204 development program," said Ilan Hadar, Chairman and CEO of Silexion Therapeutics. "While our initial focus has been on pancreatic cancer, we recognized the potential of our RNAi approach to address other KRAS-driven malignancies. We look forward to sharing the detailed results from these studies in the coming days after completing the final analysis of the studies data. If positive, we believe these results have the potential to significantly expand our development strategy going forward."

KRAS mutations are among the most common oncogenic drivers in human cancers, occurring in roughly 90% of pancreatic cancers, about 45% of colorectal cancers, and around 35% of non-squamous non-small-cell lung cancers. Together, these three indications underpin global treatment markets already worth well over US $30 billion a year1, yet most KRAS variants remain difficult to drug with small-molecule or antibody approaches—underscoring the potential significance of Silexion’s RNAi-based strategy.

About Silexion Therapeutics
Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The Company’s first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The Company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion's business strategy, ongoing preclinical studies evaluating SIL204 in colorectal and lung cancer applications, potential expansion of development strategy, plans to announce comprehensive results in the coming days, and the therapeutic potential of SIL204 across multiple cancer types, are forward-looking statements. These forward-looking statements are generally identified by terminology such as "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them, or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied by those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion's ability to successfully complete preclinical studies and initiate clinical trials; (ii) Silexion's strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vi) Silexion’s ability to maintain its Nasdaq listing; and (vii) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the Company, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets & IR Contact
Arx Capital Markets
North American Equities Desk
silexion@arxadvisory.com

1 (i) Pancratic Cancer Treatment Mark; (ii) Colorectal Cancer Therapeutics Market; (iii) NSCLC Lunc Cancer Therapeutics Market